Exhibit 99.1
For Media Relations contact:
Jeff Winton — West Mill Marketing Communications
908-872-2682 or jeffwmm@aol.com
Daria Palestina — Emisphere Technologies
973-532-8002 or dpalestina@emisphere.com
For Investor Relations contact:
Paula Schwartz — Rx Communications Group
917-322-2216 or pschwartz@rxir.com

EMISPHERE TECHNOLOGIES APPOINTS TIM ROTHWELL
TO THE BOARD OF DIRECTORS
CEDAR KNOLLS, NJ, November 5, 2009 — Emisphere Technologies, Inc. (OTC BB:EMIS) today announced that Tim Rothwell, former Chairman of Sanofi-aventis U.S., has been appointed to the Company’s Board of Directors effective immediately. Mr. Rothwell’s appointment fills the vacancy created by Franklin Berger, who recently resigned from the Board in order to focus more time on certain other business endeavors.
Commenting on today’s news, Michael V. Novinski, President and Chief Executive Officer of Emisphere, stated, “We are very pleased to welcome Tim to our Board. With more than 35 years of pharmaceutical experience, his outstanding reputation, proven leadership capabilities and knowledge of research and development and commercial operations, will be invaluable as we are beginning to bring our first product — oral Eligen® B12 (100 mcg) — to market, and as we advance key compounds in our pipeline going forward.”
From February 2007 to March 2009, Mr. Rothwell served as Chairman of Sanofi-aventis U.S. From September 2004 to February 2007, Mr. Rothwell was President and Chief Executive Officer of the company, overseeing all domestic commercial operations as well as coordination of Industrial Affairs and Research and Development activities.
From May 2003 to September 2004, Mr. Rothwell was President and Chief Executive Officer of Sanofi-Synthelabo, Inc. and was instrumental in the formation of Sanofi-aventis U.S. in 2004. Prior to that, from June 1998 to May 2003, he served in various capacities at Pharmacia, including as President of the company’s Global Prescription Business. From January 1995 to January 1998, Mr. Rothwell served as worldwide President of Rhone-Poulenc Rorer Pharmaceuticals and President of the company’s Global Pharmaceutical Operations. In his long career, Mr. Rothwell has also served as Chief Executive Officer of Sandoz Pharmaceuticals, Vice President, Global Marketing and Sales at Burroughs Wellcome, and Senior Vice President of Marketing and Sales for the U.S. for Squibb Corporation.
Mr. Rothwell holds a Bachelor of Arts from Drew University and earned his J.D. from Seton Hall University. Presently, he serves on the PhRMA Board of Directors, as well as the Institute of Medicine’s

Evidence-Based Medicine roundtable, the CEO Roundtable on Cancer, the Healthcare Businesswomen’s Association Advisory Board, the Board of Trustees for the Somerset Medical Center Foundation, the Board of Trustees for the HealthCare Institute of New Jersey and the Board of Visitors for Seton Hall Law School. Mr. Rothwell also serves as a Trustee of the Corporate Council for America’s Children at the Children’s Health Fund.
About Emisphere Technologies, Inc.
Emisphere is a biopharmaceutical company that focuses on the unique and improved delivery of therapeutic molecules or nutritional supplements using its proprietary Eligen ® Technology. The Eligen® Technology can be applied to the oral route of administration as well as other delivery pathways such as buccal, rectal, inhalation, intra-vaginal or transdermal. The company’s website is www.emisphere.com.
Safe Harbor Statement Regarding Forward-Looking Statements
The statements in this release and oral statements made by representatives of Emisphere relating to matters that are not historical facts (including without limitation those regarding the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Emisphere’s product candidates and the sufficiency of Emisphere’s cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, the ability of Emisphere and/or its partners to develop, manufacture and commercialize products using Emisphere’s drug delivery technology, Emisphere’s ability to fund such efforts with or without partners, and other risks and uncertainties detailed in Emisphere’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in Emisphere’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 16, 2009, and as amended on Form 10-K/A as filed on April 30, 2009, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and as amended on Form 10-Q/A as filed on October 21, 2009.
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